OPTION AND ACQUISITION AGREEMENT

                          dated as of February 6, 1998

                                  by and among

                        HEARST BUSINESS PUBLISHING, INC.,

                                 COMP-EST, INC.

                                       and

                          THE STOCKHOLDERS NAMED HEREIN


                                TABLE OF CONTENT

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                          Page
                                                                           No.
                                                                          ----
                                   ARTICLE I.

                           OPTION AND PURCHASE PRICE
1.01     Option                                                             1
1.02     Option  Purchase  Price                                            2
1.03     Exercise  of  Option                                               2
1.04     Joint  Venture  Agreement                                          2
1.05     Non-Competition  Agreement                                         2

                                   ARTICLE II.

                          PURCHASE AND SALE OF ASSETS

2.01     Purchase  of  the  Assets                                          2
2.02     Excluded  Assets                                                   5
2.03     Assumed  Liabilities                                               5
2.04     Liabilities  Not  Assumed                                          6
2.05     Proration  of Lease Payments, Utility Charges and Other Payments   7
2.06     Proration  of  Taxes                                               7
2.07     Assets  Purchase  Price.                                           7

                                  ARTICLE III.

                          PURCHASE AND SALE OF SHARES
3.01     Purchase  of  Shares                                               8
3.02     Shares  Purchase  Price.                                           8

                                   ARTICLE IV.

                                    CLOSING
4.01     Closing                                                            8

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                              AND THE STOCKHOLDERS

5.01     Corporate  Existence  of  Seller                                   9
5.02     Authority                                                          9
5.03     Capitalization                                                     9
5.04     Subsidiaries                                                       9
5.05     No  Conflicts                                                      9
5.06     Governmental  Approvals  and  Filings                             10
5.07     Book  and  Records                                                10
5.08     Financial  Statements  and  Condition                             10
5.09     Taxes                                                             12
5.10     Legal  Proceedings                                                13
5.11     Compliance  With  Laws  and  Orders                               13
5.12     Company  Plans;  ERISA                                            13
5.13     Real  Property                                                    15
5.14     Tangible  Property                                                16
5.15     Intangible  Property  Rights                                      16
5.16     Contracts                                                         16
5.17     Licenses                                                          17
5.18     Title  to  Property                                               17
5.19     Entire  Business                                                  17
5.20     Insurance                                                         18
5.21     Affiliate  Transactions                                           18
5.22     Labor  Relations                                                  18
5.23     Brokers                                                           18
5.24     Bank  Accounts                                                    18
5.25     Disclosure                                                        18

                                   ARTICLE VI.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

6.01     Authority                                                         19
6.02     No  Conflicts                                                     19
6.03     Title  to  Shares                                                 19
6.04     Brokers                                                           19
6.05     Disclosure                                                        19

                                  ARTICLE VII.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

7.01     Corporate  Existence                                              20
7.02     Authority                                                         20
7.03     No  Conflicts                                                     20
7.04     Governmental  Approvals  and  Filings                             20
7.05     Legal  Proceedings                                                20
7.06     Purchase  for  Investment                                         20
7.07     Brokers                                                           20
7.08     Disclosure                                                        21

                                  ARTICLE VIII.

                    COVENANTS OF SELLER AND THE STOCKHOLDERS

8.01     Regulatory  and  Other  Approvals                                 21
8.02     Investigation  by  Purchase                                       21
8.03     No  Solicitation                                                  22
8.04     Conduct  of  Business                                             22
8.05     Notice  of  Events                                                22
8.06     Disclosure  Schedules                                             22
8.07     Financial  Statements                                             22
8.08     Fulfillment  of  Conditions                                       23
8.09     Transfer  Taxes                                                   23
8.10     Certified  Public  Accountant                                     23
8.11     Intangible  Property                                              23

                                   ARTICLE IX.

                             COVENANTS OF PURCHASER

9.01     Regulatory  and  Other  Approvals                                 24
9.02     Fulfillment  of  Conditions                                       24

                                   ARTICLE X.

                   TRANSFERS OF SHARES, ADDITIONAL COVENANTS

10.01     Restrictions  on  Transfer;  Legend                              24
10.02     Failure  to  Comply                                              24
10.03     Assumed  Company  Plans;  Certain  Employee  Matters.            24
10.04     Board  of  Directors                                             25

                                   ARTICLE XI.

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

11.01     Representations  and  Warranties                                 26
11.02     Performance                                                      26
11.03     Officers'  Certificates                                          26
11.04     Orders  and  Laws                                                26
11.05     Regulatory  Consents  and  Approvals                             26
11.06     Third  Party  Consents                                           26
11.07     Opinion  of  Counsel                                             26
11.08     Conveyancing  Documents                                          27
11.09     Stock  Certificates                                              27
11.10     Revenue  Statement                                               27

                                  ARTICLE XII.

            CONDITIONS TO OBLIGATIONS OF'SELLER AND THE STOCKHOLDERS

12.01     Representations  and  Warranties                                 27
12.02     Performance                                                      27
12.03     Officers'  Certificate                                           27
12.04     Conveyancing  Documents                                          27
12.05     Orders  and  Laws                                                27
12.06     Regulatory  Consents;  and  Approvals                            28
12.07     Opinion  of  Counsel                                             28

                                  ARTICLE XIII.

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

13.01     Survival  of  Representations;  and  Warranties                  28
13.02     Termination  of  Certain  Representations  and  Warranties       28

                                  ARTICLE XIV.

                                INDEMNIFICATION

14.01     Indemnification.                                                 29
14.02     Method  of  Asserting  Claims                                    29

                                   ARTICLE XV.

                                  TERMINATION

15.01     Termination                                                      31
15.02     Effect  of  Termination                                          31

                                  ARTICLE XVI.

                                  DEFINITIONS

16.01     Definitions                                                      31

                                  ARTICLE XVII.

                                 MISCELLANEOUS
17.01     Notices                                                          36
17.02     Entire  Agreement                                                37
17.03     Expenses                                                         37
17.04     Public  Announcements;  Confidentiality                          37
17.05     Further  Assurances                                              38
17.06     Waiver                                                           38
17.07     Amendment                                                        38
17.08     The  Third  Party  Beneficiary                                   38
17.09     No  Assignment:  Binding  Effect                                 38
17.10     Headings                                                         38
17.11     Stockholders'  Representative.                                   39
17.12     Invalid  Provisions                                              39
17.13     Governing  Law                                                   39
17.14     Counterparts                                                     40

                                    Exhibits

Exhibit  A     -     Joint  Venture  Agreement
Exhibit  B     -     Non-Competition  Agreement
Exhibit  C     -     Assignment  and  Assumption  Agreement
Exhibit  D     -     Bill  of  Sale
Exhibit  E     -     Revenue  Statement
Exhibit  F     -     Form  of  Revenue  Statement

                                    Schedules

5.01     -     Foreign  Qualifications  of  Seller
5.05     -     Conflicts
5.08     -     Financial  Statements  and  Condition
5.08(d)(v)      -     Salary  Increases
5.09     -     Taxes
5.10     -     Legal  Proceedings
5.11(b)     -     Violations  of  Environmental  Laws
5.12     -     Company  Plans
5.13(a)     -     Real  Property  Leases
5.14     -     Personal  Property  Leases
5.15     -     Intangible  Property
5.16(a)     -     Contracts
5.17     -     Licenses
5.19     -     Entire  Business
5.20     -     Insurance
5.21     -     Affiliate  Transactions
5.24      -     Bank  Accounts
6.03     -     Share  Ownership
10.03     -     Assumed  Plans

     This OPTION AND ACQUISITION AGREEMENT (the "Agreement") dated as of February 6, 1998 is made and entered into by and among the Motor Information Systems Division of Hearst Business Publishing, Inc., a Delaware corporation ("Purchaser"), Comp-Est, Inc., an Ohio corporation ("Seller"), Chris Trevethan, an individual residing at 3138 Leeds Road, Upper Arlington, OH 43221 ("Trevethan"), Ryan Baker, an individual residing at 5559 Village Crossing, Hilliard, OH 43026 ("Baker"), Joe Lumbaca, an individual residing at 646 Retreat Lane, Powell, OH 43065 ("Lumbaca"), Matt Shanks, an individual residing at 509 Anna Rose Rn., Westerville, OH 43081 ("Shanks"), Amanda Anderson, an individual residing at 512 Fairford Ct., Westerville, OH 43081 ("Anderson"), Diane Brooks, an individual residing 8121 Wildflower Lane, Westerville, OH 43081 ("Brooks") and Dave Coy, an individual residing at 1915 Belcher Drie #200, Columbus, OH 43224 ("Coy" and, together with Trevethan, Baker, Lumbaca, Shanks, Anderson and Brooks, the "Stockholders"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 16.01.

     WHEREAS, Seller is engaged in the business (the "Business") of developing, marketing and distributing a collision estimating system (the "System"), consisting of Purchaser's electronic database version of its Collision Estimating Guides and Seller's application software, such System for use by the insurance and automotive industries to prepare cost estimates for the repair of damaged automobiles;

     WHEREAS, the authorized capital stock of Seller consists of 750 shares of common stock, no par value per share (the "Common Stock");

     WHEREAS, the Stockholders own all of the issued and outstanding shares of Common Stock (collectively, the "Shares");

     WHEREAS, Seller and the Stockholders wish to grant an option in favor of Purchaser, and Purchaser wishes to accept such option, which, in Purchaser's sole discretion, will permit Purchaser to purchase, upon the terms and conditions herein set forth, either (a) from Seller, substantially all of the assets of Seller relating to the Business or (b) from the Stockholders (in lieu of such sale of assets by Seller) all of the Shares.

     WHEREAS, in connection with the granting of the option to Purchaser, Seller and Purchaser desire to enter into a joint venture agreement with respect to the marketing, development and distribution of the System in markets outside the United States, Canada, Puerto Rico, and the geographic area generally known as the Caribbean;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE  I.

OPTION  AND  PURCHASE  PRICE

     1.01 Option . On the terms and subject to the conditions set forth in this Agreement, Seller and the Stockholders hereby irrevocably grant to Purchaser the option (the "Option") (a) if the Asset Election (as hereinafter defined) is given, to purchase all of the Assets (as hereinafter defined) or (b) if the Stock Election (as hereinafter defined) is given, to purchase all of the Shares (in lieu of the Assets), and upon exercise of the Option by Purchaser as hereinafter provided, if the Asset Election is given, Seller agrees to sell, transfer, assign, convey and deliver to Purchaser, all of the right, title and interest as of the Closing Date of Seller in and to all of the Assets or, if the Stock Election is given, the Stockholders, jointly and severally, agree to sell, transfer, assign, convey and deliver to Purchaser all of the right, title and interest now or hereafter owned or held by the Stockholders in and to the Shares in lieu of such sale of Assets by Seller.

     1.02 Option Purchase Price . The purchase price (the "Option Purchase Price") for the Option granted to Purchaser pursuant to Section 1.01 shall be One Million Dollars ($1,000,000), Nine Hundred Thousand Dollars ($900,000.00) of which will be payable simultaneously with the parties' execution and delivery of this Agreement by bank wire transfer in immediately available funds to a bank account designated in writing by Seller prior to the date hereof, and One Hundred Thousand Dollars ($100,000) of which has been deposited in escrow by Purchaser with Dan Robins, Jr. and shall be paid by him to Seller pursuant to an escrow agreement and the terms of that certain letter of intent dated January 8, 1998 between Seller and Purchaser.

     1.03 Exercise of Option . The Option may be exercised by Purchaser at any time during the period beginning on that date which is eighteen (18) months after the date of this Agreement and ending on that date (the "Option Expiration Date") which is five (5) years after the date of this Agreement by giving notice of exercise (the "Option Exercise Notice") of the Option on or prior to the Option Expiration Date to Seller.

     1.04 Joint Venture Agreement . On the date of this Agreement and as a condition to Purchaser's obligation to purchase of the Option, Purchaser and Seller shall have executed a Joint Venture Agreement (the "Joint Venture Agreement") in substantially the form of Exhibit A hereto.

     1.05 Non-Competition Agreement . On the date of this Agreement, and as a condition to Purchaser's obligation to purchaser of the Option, Trevethan shall have executed and delivered to Purchaser a non-competition agreement in substantially the form of Exhibit B hereto (the "Non-Competition Agreement"). Two Hundred Thousand Dollars ($200,000) of Option Purchase Price shall be allocated to Trevethan in consideration of Trevethan's execution of such Non-Competition Agreement.

ARTICLE  II.

PURCHASE  AND  SALE  OF  ASSETS

     2.01 Purchase of the Assets . If Purchaser delivers the Option Exercise Notice on or prior to the Option Expiration Date requesting that Seller sell to Purchaser substantially all of the Assets the (the "Asset Election"), then on the terms and subject to the conditions set forth in this Agreement and except as provided in Section 2.02 and Section 3.01, on the Closing Date, Seller agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller, all of the right, title and interest as of the Closing Date of Seller in and to all of the assets, properties and rights owned by Seller, or used or held for use by Seller in the operation of the Business, of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the Books and Records of Seller (the foregoing are hereinafter collectively referred to as the "Assets"), free and clear of all Liens. Except as provided in
Section 2.02, the Assets include, without limitation, all of the right, title and interest of Seller in or to the following to the extent owned, used or held for use by Seller in the operation of the Business and existing on the Closing Date (and whether or not in existence on the date hereof):

     (a) Cash . All cash on hand or in banks, cash equivalents, marketable and non-marketable securities and other investments, all rights in any funds of any nature (including, without limitation, funds relating to vacation pay, workers' compensation, unemployment compensation and other employee benefits), bank and security accounts, safe deposit boxes and vaults and insurance policies, wherever maintained or held;

     (b) Real Property Leases . (i) The leases and subleases of real property set forth on Schedule 5.13(a) hereto as to which Seller is the lessor or sublessor and (ii) all leases and subleases of real property set forth on Schedule 5.13(a) hereto as to which Seller is lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon set forth on Schedule 5.13(a) hereto, and in each case all other rights, subleases, licenses, permits, prepaid rent, deposits and profits appurtenant to or related to such leases and subleases (the leases and subleases described in clauses (i) and (ii) together with all leases and subleases of real property which will be entered into between the date of this Agreement and the Closing Date are hereinafter collectively referred to as the "Real Property Leases");

     (c) Inventory . All inventories of raw materials, work-in-process, finished goods, merchandise, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at suppliers' premises or customers' premises on consignment, in each case which are used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights or Seller against suppliers of any of the foregoing with respect thereto (the "Inventory");

     (d) Accounts Receivable . All trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business prior to the Closing Date and the security agreements related thereto, including any rights of Seller with respect to any third party collection proceedings or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable");

     (e) Tangible Personal Property . All furniture, fixtures, equipment, machinery, spare parts and other tangible personal property, other than Inventory, used or held for use in the conduct of the Business at the location at which the Business is conducted or at suppliers' premises or customers' premises on consignment or otherwise used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Property");

     (f) Personal Property Leases . (i) The leases or subleases of Tangible Property set forth on Schedule 5.14 hereto as to which Seller is the lessor or sublessor and (ii) all leases of Tangible Property set forth on Schedule 5.14 hereto as to which Seller is the lessee or sublessee, together with any options to purchase or sell the underlying property set forth on Schedule 5.14 hereto (the leases and subleases described in clauses (i) and (ii), together with all leases and subleases of Tangible Property which will be entered into between the date of this Agreement and the Closing Date, are hereinafter collectively referred to as the "Personal Property Leases");

     (g) Business Contracts . All Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which Seller is a party and which are utilized in the conduct of the Business, including without limitation all Contracts relating to suppliers, sales representatives, distributors, consultants, purchase orders, marketing and purchasing arrangements and manufacturing arrangements, including all Contracts entered into between the date of this Agreement and the Closing Date (the "Business Contracts");

     (h)  Prepaid  Expenses  .  All  prepaid  expenses relating to the Business;

     (i)  Intangible  Property  .  All  Intangible  Property  relating  to  the
          Business;

     (j) Licenses All licenses, certificates, permits, franchises, approvals and authorizations and applications for any of the foregoing (including but not limited to computer software licenses) utilized in the conduct of the Business (the "Business Licenses");

     (k) Security Deposits . All security deposits deposited by or on behalf of Seller (including but not limited to those made as lessee or sublessee under the Real Property Leases or the Personal Property Leases);

     (l) Balance Sheet Assets . Those assets, properties and rights of Seller reflected on the Final Balance Sheet (as hereinafter defined) or otherwise referred to in this Agreement or any Schedule hereto, subject to changes in the ordinary course of business through the Closing Date;

     (m) Books and Records . All Books and Records used or held for use in the conduct of the Business or otherwise relating to Seller or its assets or properties;

     (n) Warranties . All rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold to or services provided to Seller for its Business, or affecting the property, machinery or equipment used by Seller in the conduct of the Business, or relating to any property leased by Seller pursuant to the Real Property Leases to be purchased by Purchaser hereunder or the Personal Property Leases to be purchased by Purchaser hereunder; and

     (o)  Telephone  Numbers  .  All transferable telephone exchange numbers.

     To the extent that assignment hereunder by Seller to Purchaser of any Real Property Lease, Personal Property Lease, Business Contract or Business License is not permitted or is not permitted without the consent of any third party, this Agreement shall not be deemed to constitute an undertaking to assign the same if such consent is not given or if such an undertaking otherwise would constitute a breach of or cause a loss of benefits thereunder. Seller will, and the Stockholders will cause Seller to, use its best efforts to obtain any and all such third party consents. If any third party consent is not obtained before the Closing, Seller will cooperate with Purchaser in any reasonable arrangement designed to provide to Purchaser after the Closing the benefits under the applicable Real Property Lease, Personal Property Lease, Business Contract or Business License, including enforcement for the benefit of Purchaser of any and all rights of Seller against any other Person arising out of breach or cancellation by such other Person and including, if so requested by Purchaser, acting as an agent on behalf of Purchaser, or as Purchaser shall otherwise reasonably require.

     2.02 Excluded Assets . Any provision of this Agreement to the contrary notwithstanding, Purchaser shall not acquire and there shall be excluded from the Assets the following (the "Excluded Assets"):

     (a) Minute Books. The minute books, stock transfer books and corporate seal of Seller (collectively, the "Minute Books");

     (b) Automobile Lease. The rights of Seller under the Personal Property Lease set forth in Schedule 5.14 relating to the Nissan Maxima Automobile used by Baker;

     (c) Joint Venture Agreement. All rights of Seller under the Joint Venture Agreement; and

     (d) Other Matters. All rights of Seller under this Agreement and the documents and other papers delivered to Seller by Purchaser pursuant to this Agreement.

     2.03 Assumed Liabilities . Except as may be specifically excluded pursuant to the provisions of this Agreement, subject to the terms and conditions set forth herein, and except as provided in Section 2.04 and Section 3.01, Purchaser agrees that, on the Closing Date, Purchaser shall assume and thereafter pay, perform or discharge when due or required to be performed, as the case may be, the following obligations and liabilities of Seller to the extent existing on the Closing Date (the "Assumed Liabilities"):

     (a) Real Property Lease Obligations. All obligations of Seller under the Real Property Leases to the extent arising and to be performed on or after the Closing Date;

     (b) Personal Property Lease Obligations. All obligations of Seller under the Personal Property Leases to the extent arising and to be performed on or after the Closing Date;

     (c)  Business  Contract  Obligations.  All  obligations of Seller under the
Business Contracts to the extent arising and to be performed on or after the Closing Date;

     (d)  Business  License  Obligations.  All  obligations  of Seller under the
Business Licenses to the extent arising and to be performed on or after the Closing Date; and

     (e) Balance Sheet Liabilities. All undischarged liabilities and obligations of Seller which relate to the conduct of the Business prior to the Closing Date and are reflected on the Final Balance Sheet to the extent such liabilities (i) are properly recorded thereon, (ii) have been incurred in the ordinary course of business consistent with past practice without violation of this Agreement and
(iii) are of the same type and nature as those liabilities of Seller set forth on the December 31, 1997 balance sheet of Seller included in the Financial Statements (as hereinafter defined).

     2.04 Liabilities Not Assumed . Any provision of this Agreement to the contrary notwithstanding (and without implication that Purchaser is assuming any liability not expressly excluded and, where applicable, without implication that any of the following have been included in the Assumed Liabilities), the following liabilities (the "Excluded Liabilities") of Seller are excluded and shall not be assumed or discharged by Purchaser:

     (a) Taxes. Any liability for Taxes incurred or accrued on or prior to the Closing Date;

     (b) Related Parties. Any liabilities to, or for the benefit of, any Stockholder, any Affiliate of any Stockholder or of Seller, any director or officer of any of the foregoing or of Seller or any Associate of any of the foregoing or of Seller;

     (c) Product Liability. Any warranty liabilities of Seller with respect to any products or services sold or provided prior to the Closing Date;

     (d) Intellectual Property Claims. Any liabilities of Seller arising out of infringement of the Intangible Property rights of any Person;

     (e) Violations of Laws. Any liabilities arising out of violations of any Laws or Orders, including, without limitation, liabilities under any Environmental Law and under any rules or regulations promulgated by the EEOC or OSHA;

     (f)  Litigation.  Any  liabilities  in respect of any Action or Proceeding;

     (g) Excluded Assets. Any liabilities arising out of, relating to or otherwise in respect of the Excluded Assets;

     (h) Indebtedness. Any liabilities arising out of, relating to or otherwise in respect of indebtedness for borrowed money, including without limitation, guarantees, lines of credit and letters of credit;

     (i) Company Plans; Employees. Except as expressly provided in Section 10.03, any liabilities arising out of or in connection with any Company Plan or otherwise in connection with the employment of any employee;

     (j) Joint Venture Agreement. Any liabilities arising out of, relating to or otherwise in respect of, Seller's interest in the Joint Venture Agreement.

     (k) Other Matters. Without limitation by the specific enumeration of the foregoing, any liabilities not expressly assumed by Purchaser pursuant to the provisions of Section 2.03.

The assumption by Purchaser of the liabilities of Seller herein provided for, and the transfer thereof by Seller, shall in no way expand the rights or remedies of any third party against Purchaser or Seller as compared to the rights and remedies which such third party would have had against Seller had Purchaser not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Purchaser of said liabilities shall not create any third party beneficiary rights. Seller shall pay, perform and discharge when due all of those liabilities which Purchaser has not specifically agreed to assume pursuant to the provisions of Section 2.03.

     2.05 Proration of Lease Payments, Utility Charges and Other Payments . If the Closing Date shall fall an a date other than the date on which payments are due with respect to (a) any Real Property Lease or Personal Property Lease, (b) insurance or (c) utility or similar regular periodic charges with respect to the Assets for which a final billing has not been received by Seller, any installment of rental payments, insurance premiums and any such utility or similar charge payable with respect to the current period in which the Closing Date occurs shall be paid by Seller on the basis of the actual number of days elapsed from the first day of such period to the Closing Date and the balance shall be paid by Purchaser.

     2.06 Proration of Taxes . All property taxes, ad valorem taxes and special assessments payable with respect to a taxable period beginning and ending before the Closing Date, but not yet due as of the Closing Date, with respect to any Assets shall be paid by Seller. In the case of any such taxes or assessments payable with respect to a taxable period beginning before the Closing Date and ending after the Closing Date, but not yet due as of the Closing Date, Seller shall pay that portion of such taxes times a fraction, the numerator of which is the number of days from the beginning of such taxable period through and including the Closing Date, and the denominator of which is 365, and the balance shall be paid by Purchaser.

     2.07  Assets  Purchase  Price.

     (a) Amount. The purchase price (the "Assets Purchase Price") for the Assets shall be the sum of (i) Seven Hundred and Fifty Thousand Dollars ($750,000) (the "Base Cash Payment"), plus (ii) the Revenue Payment plus (iii) the assumption by Purchaser of the Assumed Liabilities. The Base Cash Payment and the Revenue
Payment shall be payable on the Closing Date by bank wire transfer in immediately available funds to a bank account designated in writing by Seller not less than three (3) Business Days before the Closing Date.

     (b) Allocation. At the Closing the Assets Purchase Price will be allocated among the Assets for all purposes (including Tax and financial accounting purposes) in a manner consistent with Section 1060 of the Code. Seller shall be responsible for the preparation and filing of all returns, documents, statements and other forms that are required to be submitted to any federal, state or local taxing, authority in connection with the Purchase Price Allocation; provided that Purchaser shall approve all returns, documents, statements and other forms to be filed pursuant to this Section 2.07(b). Each of the parties hereto will not take a position on any Tax Return, before any governmental agency charged with the collection of any Tax, or in any judicial proceeding, that is in any way inconsistent with the statements to be prepared by Seller pursuant to this
Section 2.07(b) and will cooperate with each other in timely filing, consistent with such allocation, any reports required (including, without limitation, Form
8594)  by  the  IRS.

ARTICLE  III.

PURCHASE  AND  SALE  OF  SHARES

     3.01 Purchase of Shares . If Purchaser delivers the Option Exercise Notice on or prior to the Option Expiration Date and includes with the Option Exercise Notice a written notice requesting that the Stockholders sell to Purchaser all of the Shares (the "Stock Election") then, on the Closing Date, the Stockholders will sell to Purchaser all of the Shares in lieu of Seller selling the Assets to Purchaser and Purchaser assuming the Assumed Liabilities pursuant to Article II. If the Stock Election is given, in lieu of the transactions described in Article II, the Stockholders agree to sell to Purchaser, and Purchaser agrees to purchase from the Stockholders, all the Shares free and clear of all Liens.

     3.02  Shares  Purchase  Price.

          (a) Amount. The purchase price for the Shares (the "Shares Purchase Price") shall be the sum of (a) the Base Cash Payment and (b) the Revenue Payment. The Shares Purchase Price shall be payable on the Closing Date by bank wire transfer in immediately available funds to the bank accounts and in the amounts designated in writing by the Stockholders' Representative not less than three (3) Business Days before the Closing Date.

          (b) Allocation. 20% of the aggregate Shares Purchase Price shall be allocated to Trevethan in consideration of Trevethan's execution of the Non-Competition Agreement and shall be deemed received by Trevethan out of the Shares Purchase Price paid to Trevethan for the Shares to be sold by him.

ARTICLE  IV.

CLOSING

          4.01 Closing . The Closing of the transactions contemplated by Article II or, if the Stock Election is given, Article III will take place at the offices of The Hearst Corporation, 959 Eighth Avenue, New York, New York 10019, or at such other place as Purchaser and Seller (or, if the Stock Election is given, the Stockholders' Representative) mutually agree, at 10:00 A.M. local time, on the Closing Date.

ARTICLE  V.

REPRESENTATIONS  AND  WARRANTIES  OF  SELLER  AND  THE  STOCKHOLDERS

          Seller and each of the Stockholders, jointly and severally, hereby represent and warrant to Purchaser as follows:

          5.01 Corporate Existence of Seller . Seller is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Seller has all requisite corporate power and authority to carry on its business as it has been and is currently being conducted, to own, lease and operate the properties and assets used in connection therewith and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Seller is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in
     Schedule 5.01, which are the only jurisdictions in which the ownership use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by Seller to be qualified, licensed or admitted and in good standing could not in the aggregate reasonably be expected to have a material adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operations of Seller (a "Material Adverse Effect"). Seller has prior to the execution of this Agreement delivered or made available for inspection to Purchaser true and complete copies of the certificate of incorporation and by-laws of Seller as currently in effect.

          5.02 Authority . The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

          5.03 Capitalization . The capital stock of Seller consists solely of 750 shares of Common Stock, of which only the Shares are issued and outstanding. The Shares are duly authorized and are validly issued, fully paid and non-assessable. There is no outstanding warrant, option or other commitment (collectively, a "Purchase Option") pursuant to which Seller may be required to issue any of its capital stock, whether upon conversion of securities or otherwise. There is no outstanding commitment of any kind convertible into such capital stock and there is no agreement or understanding  with  respect  to  the  voting  of  such  capital  stock.

          5.04 Subsidiaries . Seller does not own, directly or indirectly, any capital stock of, or other interest in, any other Person.

          5.05 No Conflicts . Except as set forth an Schedule 5.05 hereto, the execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligation under this Agreement and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both): (a) conflict with or result in a violation or breach of any of the articles of incorporation or by-laws of Seller; (b) conflict with or result in a violation or breach of any Law or Order applicable to Seller, or any of its assets and properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of its assets and properties under, any material Contract or material License to which Seller is a party or by which any of its assets and properties is bound.

          5.06 Governmental Approvals and Filings . No consent, approval or action of, filing, with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          5.07 Book and Records . The Minute Books as made available to Purchase prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of Seller.

          5.08 Financial Statements and Condition . (a) Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the unaudited balance sheets of Seller as of and for the fiscal period then ended, December 31, 1995, and the unaudited balance sheet, and statements of operations as of and for the fiscal period then ended November 30, 1997 (collectively, the "Financial Statements"). All such Financial Statements fairly present in all material respects the financial condition and results of operations of Seller as of the respective dates thereof and for the respective periods covered thereby. Comp-Est and Trevethan (but not the other Stockholders) further represent and warrant
     (i) that the unaudited balance sheets and statement of operations of Seller as of, and for the period then ended, December 31, 1997 will be prepared in the same manner, and the results will not be materially less favorable than the unaudited balance sheet and statement of operation of Seller as of, and for the period then ended, November 30, 1997, and (ii) that the unaudited balance sheets and the statement of operations of Seller as of, and for the fiscal period then ended, December 31, 1995 are consistent with all tax returns filed by Seller for the period ended December 31, 1995.

          (b) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto, since the Financial Statement Date there has not been any change, event or development which has had or is reasonably expected to have a Material Adverse Effect.

          (c) Since the Financial Statement Date, Seller has not incurred any liabilities of a kind required by GAAP to be set forth on a balance sheet, other than liabilities incurred in the ordinary course of business, none of which is material to Seller's financial condition or Business.

          (d) Except as set forth on Schedule 5.08 or as expressly authorized or required by this Agreement, since the Financial Statement Date Seller has not, and covenants and agrees that from the date of this Agreement until the Closing Date Seller will not have:

          (i) amended its certificate of incorporation or by-laws or comparable instruments or entered into a Business Combination (as hereinafter defined) with any other Person, or changed or agreed to rearrange in any material respect the character of its business;

          (ii) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock;

          (iii) declared, set aside or paid any dividends or declared or made any other distributions of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock; provided, however, that after the date of this Agreement Seller may pay cash distributions to the Stockholders if immediately following the payment of such cash distributions Seller's Net
     Assets are not less than $125,000,00; provided, further, however, that notwithstanding anything contained in this Agreement to the contrary, if the Stock Election is given, immediately preceding the Closing, the Seller may distribute its interests in the Joint Venture Agreement to the Stockholders or an entity wholly-owned by the Stockholders;

          (iv)  knowingly  waived  any  right of material value to its business;

          (v) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course of business consistent with past practice provided, however, that the increase in Trevethan's salary set forth on Schedule
     5.08(d)(v) is not in the ordinary course of business nor consistent with past practice;

          (vi) entered into any transactions with any of its Affiliates, stockholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any Affiliate of any stockholder, officer, director, consultant, employee, agent or other representative;

          (vii) made any payment or commitment to pay any severance or termination pay to any Person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such Persons or its officers, directors, employees in the ordinary course of business;

          (viii) (A) entered into any Real Property Lease (provided, however that Seller may enter into a new Real Property Lease with respect to the relocation or renewal of a Real Property Lease for the primary office of Seller), (B) sold, abandoned or made any other disposition of any of its assets or properties other than in the ordinary course of business consistent with past practice; or (C) granted or suffered any Lien on any of its assets or properties other than Permitted Liens and sales of inventory in the ordinary course of business;

          (ix) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person; or

          (x) made any change in accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it;

          (xi) entered into any Contract or renewed, amended or modified any Contract containing any provision or covenant prohibiting or materially limiting the ability of Seller to engage in any business activity or compete with any Person;

          (xii) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation in an aggregate amount exceeding $100,000.00;

          (xiii) entered into any Contract or renewed, amended or modified any Contract of a nature required to be disclosed on Schedule 5.16(a), except for those Contracts made in the ordinary course of business consistent with past practice within the 12 months prior to the date of this Agreement except that all such contracts shall comply with the terms of the Database License Agreement;

          (xiv) made any capital expenditures or commitments for capital expenditures in an aggregate amount exceeding $40,000.00 except for those capital expenditures for computer equipment made in the ordinary course of business consistent with past practice; or

          (xv) entered into, amended or terminated any (A) employment agreement or (B) adopted, entered into or amended any arrangement which is, or would be, a Company Plan.

          5.09 Taxes . (a) Seller has validly elected to be an "S corporation" (within the meaning of Section 1361(a)(1) of the Code), for federal income tax purposes as of January 1, 1997, and has maintained its status as an "S corporation" through the date hereof. Seller has validly elected to be an "S corporation" in all state and local jurisdictions where it would, absent such an election, be subject to corporate income or franchise tax, and has maintained its status as an "S corporation" in such jurisdictions at all times thereafter. No state of facts exists or existed which presents or presented any risk that Seller's status as an "S corporation" is or was subject to termination or revocation.


          (b) Except as set forth on Schedule 5.09: (i) all Tax Returns required to be filed with respect to Seller or Seller's business have been timely filed, copies of which have been delivered to the Purchaser, and such Tax Returns are true, correct and complete in all material respects; (ii) Seller has paid to the appropriate Tax authority all Taxes shown on such Tax Returns or otherwise due or claimed to be due from it by any Tax authority; (iii) no adjustments relating to such Tax Returns have been proposed formally or informally by any Tax authority and no basis exists for any such adjustment; (iv) there are no disputes, claims or pending or threatened actions or proceedings against Seller for the assessment or collection of Taxes against Seller; (v) Seller has not executed or filed any consent or agreement to extend the period of assessment or collection of any Taxes or filing of any Tax Return; (vi) no consent under Section 341(f) of the Code has been filed with respect to Seller; (vii) there are no Tax liens on any assets of Seller; (viii) Seller has not been a member of an affiliated group (within the meaning of Section 1504(a)(1) of the Code) filing a consolidated Tax Return; (ix) Seller has no liability to any person pursuant to any Tax sharing or similar agreement or understanding relating to the payment of any Taxes; (x) Seller and each Shareholder are not and have not been at any time a "foreign person" as defined in Sections 1445(f)(3) and 1446(e) of the Code and are not and have not at any time been a United States real property holding corporation as described in
     Section 897(c)(2) of the Code; and (xi) there are no requests for information currently outstanding that could affect the Taxes associated with the business, assets or properties of Seller.

          (c) Schedule 5.09 lists all income, franchise and similar Tax Returns (federal, state, local and foreign) filed by Seller for which the statute of limitations has not expired and indicates those Tax Returns which have been audited and those which are the subject of audit.

          5.10 Legal Proceedings . Except as set forth on Schedule 5.10, (a) (i) there are no Actions or Proceedings pending against Seller or any of its assets and properties; and (ii) to the Knowledge of Seller and the Stockholders, there are no Actions or Proceedings threatened against Seller or any of its assets and properties; and (b) there are no Orders outstanding against Seller.

          5.11 Compliance With Laws and Orders . (a) Seller is not nor has it been in violation of or in default under any Law or Order applicable to Seller or any of its assets and properties the effect of which, individually or in the aggregate with other such violations and defaults, has had or could reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 5.1(b), Seller is in compliance with Environmental Laws, Seller has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental Laws, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations relating to the Seller or its facilities arising under any Environmental Laws, the subject of which would have a Material Adverse Effect. This
     Section 5.11(b) contains the sole and exclusive representations and warranties of the Seller with respect to any Environmental Laws.

          5.12 Company Plans; ERISA . Except as disclosed on Schedule 5.12, neither Seller nor any entity required to be aggregated with either Seller under Code 414(b), (c), (m) or (o) or ERISA 4001 (each an "ERISA Affiliate") sponsors, maintains, has any obligation to contribute to, has liability under or is otherwise a party to, any Company Plan. With respect to each Company Plan, to the extent applicable:

          (a) Such Company Plan has been maintained and operated in material compliance with its terms and with the applicable provisions of ERISA, the Code and all to applicable governmental laws and regulations;

          (b) All contributions required by law or any Company Plan or applicable collective bargaining agreement to have been made under any such Company Plan to any fund, trust, or account established thereunder or in connection therewith have been made by the due date thereof, and all such payments that are accrued but not yet due are properly reflected on the Financial Statements;

          (c) Each such Company Plan intended to qualify under Code 401(a) is the subject of a favorable unrevoked determination letter issued by the IRS as to its qualified status under the Code, and no circumstances have occurred that would adversely affect the tax qualified status of any such Company Plan:

          (d) No Company Plan is or ever has been subject to Part III of Subtitle B of Title I of ERISA or Code 412;

          (e) There is no material suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or to the Knowledge of Seller threatened, alleging any breach of the terms of any such Company Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such Company Plan;

          (f) Neither Seller nor any "party in interest" (as defined in ERISA 3(14)) nor any "disqualified person" (as defined in Code 4975) with respect to any such Company Plan has engaged in a non-exempt "prohibited transaction" within the meaning of Code 4975 or ERISA 406;

          (g) (i) No Company Plan that is a "welfare benefit plan" as defined in ERISA 3(l) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; (ii) there has been no violation of Code 4980B or ERISA 601-608 with respect to any such Company Plan that could result in any material liability; (iii) no such Company Plans are "multiple employer welfare arrangements" within the meaning of ERISA 3(40); (iv) with respect to any such Company Plans that are self-insured, all claims made pursuant to any such Company Plan that have not yet been paid are set forth on Schedule 5.12, together with an estimate thereof; no such claim could, in the aggregate, result in an uninsured liability in excess of $20,000 per participant or covered dependent, and all such claims could not result in an uninsured liability of more than $20,000 in the aggregate for all participants and covered dependents combined, and are estimated as set forth on Schedule 5.12; (v) Seller does not maintain or have any obligation to contribute to any "voluntary employees' beneficiary association" within the meaning of Code 501(c)(9) or other funding arrangement for the provision of welfare benefits (such disclosure to include the amount of any such funding); and (vi) no amounts are required in connection with any such Company Plan to be included in income under Code 105(h) and (vii) all Company Plans which provide medical, dental health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such Company Plan could not result in any uninsured liability to the Company, or the Purchaser;

          (h) Neither Seller or any ERISA Affiliate has ever had any obligation to contribute to any Multi-Employer Plan; and

          (i) With respect to each such Company Plan, true, correct, and complete copies of the applicable following documents have been delivered to Purchaser: (i) all current Company Plan documents and related trust documents, and any amendment thereto; (ii) Forms 5500, financial statements, and actuarial reports for the last three (3) Company Plan years; (iii) the most recently issued IRS determination letter; (iv) summary plan descriptions; and (v) all general written communications to employees relating to such Company Plans; provided that a communication need not be provided to Purchaser under clause (v) if it is not material, is not readily available and was last provided to participants before the third Company Plan year to precede the current Company Plan year.

          No event has occurred and no condition exists, with respect to any Company Plan, that has subjected or could subject Seller, any of its Affiliates or Associates, any Company Plan, or Purchaser or any of its Affiliates or Associates (by virtue of the transactions contemplated hereby), or any plan maintained by Purchaser or any of its Affiliates, to any material tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under a plan assumed hereunder). Purchaser, and its Affiliates, including on and after the Closing, the Seller, shall have no liability for, under, with respect to or otherwise in connection with any Company Plan of the Seller or any Affiliate of the Seller, which liability arises under ERISA or the Code, by virtue of the Seller or any Affiliate of the Seller being aggregated in a controlled group or affiliated service group with any ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing. Except for the Assumed Plans, no Company Plan is or will be directly or indirectly binding on Purchaser by virtue of the transactions contemplated hereby. Purchaser shall have no liability or obligation with respect to any Company Plan that is not an Assumed Plan. No Company Plan listed on Schedule 5.12 that is not an Assumed Plan (or related funding vehicle) has any surplus or unallocated forfeitures. No Company Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of Seller (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein, and neither Seller nor any of Seller's respective Affiliates or Associates is a parry to any plan, program, arrangement or understanding that would result, separately or in the aggregate, in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Code 280G with respect to a current or former employee of, or current or former independent contractor to, Seller. Seller does not maintain any Company Plan which provides severance benefits to current or former employees or other service providers of Seller. Each Company Plan listed on Schedule 5.12 may be amended and terminated in accordance with their terms, and, except as disclosed on Schedule 5.12, each such Company Plan provides for the unrestricted right (other than as may be required by applicable law) of the Seller to amend or terminate such Company Plan. All accrued contributions, premiums and other payments that would be (without regard to the transactions contemplated hereby), but are not yet, due from Seller or its Affiliates or Associates to (or under) any Company Plan listed on Schedule 5.12 have been adequately and properly provided for on the Financial Statements or disclosed to the Purchaser. Except as set forth on Schedule 5.12, (i) there are no impediments to any transfers provided for under Section 10.03, and (ii) no penalties will be imposed by any funding agent or vehicle on account of or otherwise with respect to any such transfer.

          5.13 Real Property . (a) Schedule 5.13(a) contains a true and correct list of each parcel of real property leased by Seller (as lessor or lessee). Seller does not own any real property.

          (b) Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it as lessee under leases referred to in paragraph (a) above for the full term of the lease thereof. Each such lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and, to the Knowledge of Seller and the Stockholders, of each other Person that is a party thereto, and Seller is not in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect thereunder.

          (c) Seller has delivered or made available for inspection to Purchaser prior to the execution of this Agreement true and complete copies of all leases referred to in paragraph (a) above.

          (d) To the Knowledge of Seller and the Stockholders the improvements on the real property identified in Schedule 5.13(a) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Seller and the Stockholders, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

          5.14 Tangible Property . Seller is in possession of and has good title to, or has valid leasehold interests in or valid rights under License or Contract to use, all Tangible Property which is used in, and individually or in the aggregate with other such property is material to, the Business or Seller. All such Tangible Property is free and clear of all Liens, other than Permitted Liens and is in all material respects in good working order and condition, ordinary wear and tear excepted. Schedule 5.14 hereto sets forth a true, correct and complete list of all Licenses and Contracts (whether written or oral) pursuant to which Seller has obtained the right to use any Tangible Property. Seller has heretofore delivered or made available for inspection to Purchaser true and complete copies of the Licenses and Contracts described on Schedule 5.14.

          5.15 Intangible Property Rights . Schedule 5.15 hereto discloses all Intangible Property which is used in the Business, each of which Seller either has all right, title and interest in or a valid and binding license to use (and Schedule 5.15 hereto sets forth which of such Intangible Property is held by license). All registrations with and applications to Governmental or Regulatory Authorities in respect of Intangible Property owned by Seller and disclosed in Schedule 5.15 hereto are valid and in full force and effect, and there are no material restrictions on the direct or indirect transfer of any license, or any interest therein, held by Seller in respect of Intangible Property disclosed in Schedule 5.15. Seller is not in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use the Intangible Property disclosed in Schedule 5.15. To the knowledge of Seller and the Stockholders, the Intangible Property disclosed in Schedule 5.15 is not being infringed by any other Person and Seller is not infringing any Intangible Property Rights of any other Person.

          5.16 Contracts . (a) Schedule 5.16(a) hereto (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts (true and complete copies or, if oral, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto, have been delivered or made available for inspection to Purchaser prior to the execution of this Agreement), to which Seller is a party or by which any of its assets and properties is bound:

          (i) all Contracts (excluding Company Plans) providing for a commitment of employment or consultation services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such Contract and the expiration date of each such Contract;

          (ii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of Seller to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with Seller;

          (iii) all Contracts relating to partnerships, joint ventures or other similar profit sharing arrangements with any Person;

          (iv)  all  Contracts  relating  to  Intangible  Property;

          (v) all Contracts relating to Indebtedness of Seller in excess of $25,000 individually;

          (vi) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees which in any case involve an exclusive grant of right to distribute products or services and cannot be terminated on thirty (30) days or less notice without penalty to Seller;

          (vii) all Contracts relating to (A) the future disposition or acquisition of any assets and properties, other than dispositions or acquisitions in the ordinary course of business, and (B) any Business Combination;

          (viii) all Contracts between or among Seller, on the one hand, and any Stockholder, officer, director or Affiliate of Seller on the other hand;

          (ix) all Contracts made outside the ordinary course of business of Seller;

          (x)  all  collective  bargaining  Contracts;  and

          (xi) all other Contracts which cannot be terminated on thirty (30) days or less notice without penalty to Seller.

          (b) Each Contract disclosed in Schedule 5.16(a) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and, to the Knowledge of Seller and the Stockholders, of each other party thereto, and neither Seller nor, to the Knowledge of Seller and the Stockholders, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

          5.17 Licenses . Schedule 5.17 hereto contains a true and complete list of all Licenses which Seller has obtained in connection with the Business or the Assets and, to the knowledge of Seller and the Stockholders, no others are required to be obtained by it. Prior to the execution of this Agreement, Seller has delivered or made available for inspection to Purchaser true and complete copies of all such Licenses. Each such License is in full force and effect.

          5.18 Title to Property . Seller has good and indefeasible title to all the Assets, free and clear of all Liens, other than Permitted Liens. At the Closing, Seller will have (and, unless the Stock Election is given, Seller will convey to Purchaser) good and valid title to all of the Assets free and clear of all Liens, other than Permitted Liens.

          5.19 Entire Business . The sale of the Assets or the Shares to Purchaser pursuant to this Agreement will convey to Purchaser all of the assets and properties used or held for use by Seller in connection with the conduct of the Business as heretofore conducted (except, if the Stock Election is not given, for the Excluded Assets). Except as set forth in
     Schedule 5.19, there are no facilities, services, assets or properties shared with any other Person which are owned, used or held for use by Seller in the conduct of the Business.

          5.20 Insurance . Schedule 5.20 hereto contains a true and complete list of all material insurance policies currently in effect that insure the business, operations or employees of Seller or affect or relate to the ownership, use or operation of any of the assets and properties of Seller and that (i) have been issued to Seller or (ii) have been issued to any Person (other than Seller) for the benefit of Seller. Except as set forth in Schedule 5.20, the insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy referred to in clause (i) above is valid and binding and in full force and effect, and no premiums due thereunder have not been paid and Seller has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect.

          5.21 Affiliate Transactions . As of the date of this Agreement, except as set forth in Schedule 5.21, (i) there is no Indebtedness between Seller, on the one hand, and any officer, director, employee, stockholder or Affiliate of Seller, on the other, (ii) no such officer, director, employee, stockholder or Affiliate provides or causes to be provided any assets, services, facilities or goods to Seller (other than pursuant to an employment arrangement entered into in the ordinary course of business of Seller) and (iii) Seller is not a party to any Contract for any assets, services, facilities or goods with any such officer, director, employee, stockholder or Affiliate of Seller.

          5.22 Labor Relations . No employee of Seller is presently a member of a collective bargaining unit and, to the Knowledge of Seller and the Stockholders, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Seller. Since January 1, 1995, there has been no work stoppage, strike or other concerted action by employees of Seller.

          5.23 Brokers . All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

          5.24 Bank Accounts . Schedule 5.24 hereto lists (i) all bank, trust, checking, savings, custody and other accounts (including without limitation any trading or other accounts maintained with any brokerage, investment banking or commodity trading firms) and lock boxes or safe deposit boxes of Seller in which there are or may be deposited monies or other assets of Seller, (ii) an indication of the purposes of each of such accounts and lock boxes or safe deposit boxes, (iii) any and all persons authorized to make withdrawals or other transfers from such accounts or lock boxes or safe deposit boxes, (iv) each bank at which Seller has borrowing authority and (v) a true, correct and complete list of any and all persons authorized to exercise such borrowing authority.

          5.25 Disclosure . No representation or warranty of Seller contained herein contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

ARTICLE  VI.

REPRESENTATIONS  AND  WARRANTIES  OF  THE  STOCKHOLDERS

          Each Stockholder, severally and not jointly, hereby represents and warrants as to such Stockholder (and not as to any other Stockholder) to Purchaser as follows:

          6.01 Authority . Such Stockholder has all requisite power and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.

          6.02 No Conflicts . The execution and delivery by such Stockholder of this Agreement do not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both): (a) conflict with or result in a violation or breach of any Law or Order applicable to such Stockholder, or any of its assets and properties; or (b)(i) conflict with or result in a violation or breach of, (ii) constitute a default under, (iii) require such Stockholder to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon such Stockholder or any of its assets and properties under, any material Contract or material License to which such Stockholder is a party or by which any of its assets and properties is bound.

          6.03 Title to Shares . Such Stockholder owns the Shares opposite its name on Schedule 6.03, beneficially and of record, free and clear of all Liens. Except for this Agreement, there are no outstanding Purchase Options with respect to such Stockholder's Shares and such Stockholder is not bound by any Contract relating to its Shares. If the Stock Election is given, at the Closing such Stockholder will transfer to Purchaser good and valid title to the Shares owned by it that are transferred to Purchaser, free and clear of all Liens.

          6.04 Brokers . All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by such Stockholder directly with Purchaser without the intervention of any Person on behalf of such Stockholder in such manner as to give rise to any valid claim by any Person against Purchaser or Seller for a finder's fee, brokerage commission or similar payment.

          6.05 Disclosure . No representation or warranty of such Stockholder contained herein contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

ARTICLE  VII.

REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER

          Purchaser hereby represents and warrants to Seller and the Stockholders as follows:

          7.01 Corporate Existence . Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Seller has all requisite corporate power and authority to carry on its business as it has been and is currently being conducted, to own, lease and operate the properties and assets used in connection therewith and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          7.02 Authority . The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

          7.03 No Conflicts . The execution and delivery by Purchaser of this Agreement do not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both): (a) conflict with or result in a violation or breach of any of the certificate of incorporation or by-laws of Purchaser; (b) conflict with or result in a violation or breach of any Law or Order applicable to Purchaser or any of its assets and properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute a default under, (iii) require
     Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or
     (iv) result in the creation or imposition of any Lien upon Purchaser or any of its assets or properties under, any material Contract or material License to which Purchaser is a party or by which any of its assets and properties is bound.
+
          7.04 Governmental Approvals and Filings . No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          7.05 Legal Proceedings . There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its assets and properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

          7.06 Purchase for Investment . If the Stock Election is given, the Shares acquired pursuant thereto will be acquired by Purchaser for its own account for the purpose of investment. Purchaser will refrain from transferring or otherwise disposing of any of the Shares acquired by Purchaser, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

          7.07 Brokers . All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller and the Stockholders without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller or the Stockholders for a finder's fee, brokerage commission or similar payment.

          7.08 Disclosure . No representation or warranty of Purchaser contained herein contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

ARTICLE  VIII.

COVENANTS  OF  SELLER  AND  THE  STOCKHOLDERS

          Seller and each of the Stockholders, severally and not jointly, covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing Date, Seller and such Stockholder will comply with all covenants and provisions of this Article VIII, except to the extent Purchaser may otherwise consent in writing and except that neither Seller nor any Stockholder shall be obligated to comply with the covenants and provisions contained in Sections 8.06 and 8.08 unless and until Purchaser delivers the Option Exercise Notice.

          8.01 Regulatory and Other Approvals . Seller will, and such Stockholder will cause Seller to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Seller to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) provide reasonable cooperation to Purchaser in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

          8.02 Investigation by Purchase . Seller will, and such Stockholder will cause Seller to, (a) provide Purchaser and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (together, "Representatives") with access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of Seller and its assets and properties and books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of Seller, and (b) furnish
     Purchaser and such other Persons with all such information and date (including without limitation copies of Contracts, Licenses, Company Plans, monthly financial statements and other books and records) concerning the business and operations of Seller as Purchaser or any of such other Persons reasonably may request in connection with such investigation. All information and data provided to Purchaser and its Representatives pursuant to this Section 8.02 will be subject to the provisions of Section 17.04.

          8.03 No Solicitations . Prior to the termination of this Agreement neither Seller nor such Stockholder will take, and the Representatives of Seller and such Stockholder will not take, directly or indirectly, any action to initiate, assist, solicit, negotiate or accept any offer from any Person to engage in any Business Combination. For purposes hereof, "Business Combination" means any merger, consolidation or combination to which Seller is a party, any sale, dividend, split or other disposition of capital stock or other equity interest of Seller or any sale, dividend or other disposition of all or substantially all of the assets and properties of Seller.

          8.04 Conduct of Business . Seller will, and such Stockholder will cause Seller to, conduct its business only in the ordinary course of business consistent with past practice and in such a manner so that the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date. Without limiting the generality of the foregoing, Seller will, and such Stockholder will cause Seller to, use commercially reasonable efforts to (a) preserve intact the present business organization and reputation of Seller, (b) keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key officers and employees of Seller in all material respects, (c) maintain the assets and properties of Seller in good working order and condition, ordinary wear and tear excepted, (d) comply, in all material respects, with all Laws and Orders, (e) without prior written consent of Purchaser, not undertake any of the actions specified in Section 5.08(d) hereof, (f) maintain in full force and effect substantially the amounts and coverages of insurance as in the past and as set forth in
     Schedule 5.20, (g) pay, perform and discharge, when due, in the ordinary course of business all of its obligations under the Real Property Leases, Personal Property Leases, Business Contracts and Business Licenses and (h) maintain the good will of key customers and suppliers of Seller.

          8.05 Notice of Events . Seller shall, and such Stockholder shall cause Seller to, promptly notify Purchaser of (a) any event, condition or circumstance occurring from the date hereof through the Closing Date, that would constitute a violation or breach in any material respect of this Agreement by any of them and (b) any event, occurrence, transaction or other item which would have been required to have been disclosed by any of them on any Schedule or statement delivered hereunder had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of any of them materially misleading.

          8.06 Disclosure Schedules . If Purchaser delivers the Option Exercise Notice on or prior to the Option Expiration Date, Seller shall deliver to Purchaser, no later than five (5) Business Days prior to the Closing Date, updated and corrected Schedules 5.05, 5.12, 5.13(a), 5.14, 5.15, 5.16(a),
     5.17, 5.20 and 5.24 to this Agreement solely to reflect all actions taken by Seller after the date hereof which are not prohibited by Section 8.04.

          8.07 Financial Statements . (a) As soon as available, but in any event within 90 days after the end of each fiscal year of Seller, Seller will deliver to Purchaser a copy of the balance sheet of Seller as at the end of such fiscal year and the related statements of income, stockholders' equity and cash flows of Seller for such fiscal year.

          (b) As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods in each fiscal year of Seller, Seller will deliver to Purchaser a copy of the balance sheet of Seller as at the end of each such quarter and the related statements of income, stockholders' equity and cash flows of Seller for such quarterly period and the portion of the fiscal year of Seller through such date.

          (c) All financial statements referred to in Section 8.7(a) and Section 8.7(b) above shall be accompanied by a certificate of the chief financial officer of Seller certifying to the effect that such financial statements, present fairly the financial condition of Seller in accordance with GAAP (except as otherwise disclosed therein and concurred to by the chief financial officer). The last balance sheet of Seller to be delivered pursuant to Section 8.7(a) or Section 8.7(b), as the case may be, prior to the Closing Date is hereinafter referred to as the "Final Balance Sheet."

          8.08 Fulfillment of Conditions . If Purchaser gives the Option Exercise Notice on or prior to the Option Expiration Date, Seller and the Stockholders will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement.

          8.09 Transfer Taxes . Seller shall pay all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Purchaser with respect to such Transfer Taxes; provided, however, that if the Stock Election is given then the Stockholders, jointly and severally, shall pay and indemnify Purchaser for such Transfer Taxes in lieu of Seller. Seller or the Stockholders, as the case may be, shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

          8.10 Certified Public Accountant . Seller shall, and such Stockholder shall cause Seller to, promptly, but in any event within 60 days after the execution of this Agreement, engage a Certified Public Accounting firm, reasonably acceptable to Purchaser, to maintain the books of account of Seller and to prepare financial statements of Seller, in accordance with GAAP.

          8.11 Intangible Property . Seller shall, and such Stockholder shall cause Seller to, promptly and from time to time, as appropriate, file all documents with respect to any of Seller's Intangible Property with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any other federal, state, local or foreign governmental agency or authority necessary or proper to protect such Intangible Property including, without limitation, Seller's rights in the name "Comp-Est" and all copyrights in the Software, and shall further take such actions as necessary to protect such Intangible Property from infringement, misappropriation or other violations of Seller's Intangible Property rights by third parties.

ARTICLE  IX.

COVENANTS  OF  PURCHASER

          Purchaser covenants and agrees with Seller and the Stockholders that at all times from and after the date hereof until the Closing Date, Purchaser will comply with all covenants and provisions of this Article IX, except to the extent Seller may otherwise consent in writing and except that Purchaser shall not be obligated to comply with the covenants and provisions contained in Sections 9.02 unless and until Purchaser delivers the Option Exercise Notice.

          9.01 Regulatory and Other Approvals . Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) provide reasonable cooperation to Seller in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or
     Regulatory Authorities or other Persons required of Seller or the Stockholders to consummate the transactions contemplated hereby. Purchaser will provide prompt notification to Seller and the Stockholders when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

          9.02 Fulfillment of Conditions . If Purchaser gives the Option Exercise Notice on or prior to the Option Expiration Date, Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Seller and the Stockholders contained in this Agreement.

ARTICLE  X.

TRANSFERS  OF  SHARES,  ADDITIONAL  COVENANTS

          10.01 Restrictions on Transfer; Legend . Each Stockholder agrees that until the Closing Date, except in connection with the transactions contemplated by this Agreement or as otherwise consented to in writing by Purchaser, such Stockholder shall not Transfer any Shares to any Person. Each certificate evidencing Shares shall bear a legend substantially as follows:

               The securities represented hereby are subject to restrictions on transfer contained in an Option and Acquisition Agreement dated as of February 6, 1998, a copy of which is on file at the principal office of Seller.

          10.02 Failure to Comply . Any purported Transfer of Shares in violation of this Agreement shall be void and of no force or effect, and no such Transfer shall be made o recorded on the books of Seller.

          10.03  Assumed  Company  Plans;  Certain  Employee  Matters.

          (a) Assumed Plans. If the Stock Election is not given, as of the Closing Date, Purchaser, the Stockholders and Seller shall cause Purchaser to assume sponsorship of the Company Plans listed on Schedule 10.03 hereto. The Company Plans assumed by Purchaser under the foregoing provisions of this Section 10.03(a) shall be referenced to herein as the "Assumed Plans." Purchaser, the Stockholders and Seller shall use their reasonable best efforts to cooperate in the execution of any documents, adoption of any corporate resolutions or the taking of any other reasonable actions to effectuate such sponsorship and related transfers of trust assets as applicable or other funding vehicle and insurance contracts. After the date hereof, the Stockholders and Seller shall provide any information and assistance reasonably requested by Purchaser in connection with Purchaser's efforts to maintain the Assumed Plans (or their successors) in accordance with all applicable requirements, and in connection with the fulfillment by Purchaser of any reporting, disclosure or filing requirements arising after the date hereof with respect to the Assumed Plans.

          (b) Non-Transferred Employees. Nothing in this Section 10.03 shall be deemed to impose upon Purchaser any liabilities or responsibilities regarding individuals who do not become employees of Purchaser, including without limitation liabilities or responsibilities for (i) pension, retirement, profit-sharing, savings, medical, dental, disability income, life insurance or accidental death benefits, whether insured or self-insured, whether funded or unfunded, (ii) workers' compensation (both long term and short term) benefits, whether insured or self-insured, whether or not accruing or based upon exposure to conditions prior to the date of this Agreement or for claims incurred or for disabilities commencing prior to the Closing Date or (iii) severance benefits; provided that Purchaser shall be liable and responsible to such individuals and their beneficiaries and dependents with respect to Assumed Plans that (A) are intended to be qualified under Section 401(a) of the Code to the extent that such Company Plans must be administered with respect to benefits which accrued thereunder prior to the Closing Date and (B) are subject to Section 4980B of the Code and ERISA Section 601 et. seq.

          (c) Severance Expressly Excluded. Without limiting the generality of any other responsibilities of Seller, Seller shall be (prior to and after the date hereof) solely responsible for any severance pay obligations arising prior to or through the Closing Date.

          (d) Withdrawal Liabilities. Notwithstanding any provision of this Agreement to the contrary, Seller shall be solely responsible for any withdrawal liability incurred with respect to any multiemployer plan to which Seller has an obligation to contribute which arises as a result of or in connection with the transactions contemplated by this Agreement.

          10.04 Board of Directors . Immediately following the execution of this Agreement, Seller and the Stockholders will take all actions necessary to cause the board of directors of Seller (the "Board") to be structured to consist of one non-voting member designated by Purchaser (the "Purchaser Designee"), and Seller and the Stockholders will take all actions necessary to cause the Purchaser Designee to become a member of the Board on the date hereof. Thereafter, at each annual or special meeting of stockholders of Seller, or the taking of action by written consent of stockholders of Seller with respect to which the members of the Board are to be elected, Purchaser shall have the right pursuant to this Agreement to designate one non-voting director. If necessary to effectuate the placement of the Purchaser Designee, Seller shall, at its sole option, (a) expand the size of the Board and/or (b) solicit the resignations of the appropriate number of directors, in either case, to the extent necessary to permit the Purchaser Designee to participate on the Board.

ARTICLE  XI.

CONDITIONS  TO  OBLIGATIONS  OF  PURCHASER

          If Purchaser delivers the Option Exercise Notice on or prior to the Option Expiration Date, the obligations of Purchaser to purchase the Assets or the Shares, as the case may be, are subject to the fulfillment, on or before the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

          11.01 Representations and Warranties . The representations and warranties made by Seller and the Stockholders contained in this Agreement, shall be true, correct and complete in all material respects on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

          11.02 Performance . Seller and each of the Stockholders shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by it on or before the Closing Date.

          11.03 Officers' Certificates . (a) Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed by an executive officer of Seller and (b) each Stockholder shall have delivered to Purchaser a certificate, dated the Closing Date, each to the effect of the matters set forth in section 11.01 and 11.02.

          11.04 Orders and Laws . There shall not be in effect on the Closing Date, any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

          11.05 Regulatory Consents and Approvals . All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser, Seller and the Stockholders to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

          11.06 Third Party Consents . The third party consents (or in lieu thereof waivers) required to be obtained to consummate the transactions contemplated by this Agreement shall have been obtained, except for those consents which the failure to obtain would not have a Material Adverse Effect.

          11.07 Opinion of Counsel . Purchaser shall have received the opinion of counsel to Seller and the Stockholders, dated the Closing Date, in form and substance customary for transactions of the type contemplated by this Agreement and reasonably satisfactory to Purchaser.

          11.08 Conveyancing Documents . If the Stock Election is not given, Seller shall have executed and delivered to Purchaser an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in substantially the form of Exhibit C hereto and a Bill of Sale (the "Bill of Sale") in substantially the form of Exhibit D hereto, and such further instruments and documents as may be reasonably requested by Purchaser in order to complete the transfer of the Assets to Purchaser.

          11.09 Stock Certificates . If the Stock Election is given, the Stockholders shall have delivered to Purchaser stock certificates evidencing all of the Shares, accompanied by stock powers executed by each such Stockholder in blank, and Seller shall have delivered the Minute Books to Purchaser.

          11.10 Revenue Statement . If the Stock Election is given, Purchaser and the Stockholders' Representative shall have agreed to the Revenue Statement to be attached hereto as Exhibit E which shall be prepared with reference to the procedures set forth on Exhibit F attached hereto.

ARTICLE  XII.

CONDITIONS  TO  OBLIGATIONS  OF  SELLER  AND  THE  STOCKHOLDERS

          If Purchaser delivers the Option Exercise Notice on or prior to the Option Expiration Date, the obligations of Seller and the Stockholders hereunder are subject to the fulfillment, on or before the Closing Date, of each of the following conditions (all or any of which may be waived in whole or in part by Seller (or, if the Stock Election is given, the Stockholder's Representative) in its sole discretion):

          12.01 Representations and Warranties . The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

          12.02 Performance . Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser on or before the Closing Date.

          12.03 Officers' Certificate . Purchaser shall have delivered to Seller and the Stockholders a certificate, dated the Closing Date and executed by an executive officer of Purchaser to the effect of the matters set forth in
     Section  12.01  and  12.02.

          12.04 Conveyancing Documents . If the Stock Election is not given, Purchaser shall have executed and delivered to Seller the Assignment and Assumption Agreement and the Bill of Sale.

          12.05 Orders and Laws . There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

          12.06 Regulatory Consents and Approvals . All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller, the Stockholders and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

          12.07 Opinion of Counsel . Seller and the Stockholders shall have received the opinion of counsel to Purchaser, dated the Closing Date and customary for transactions of the type contemplated by this Agreement and reasonably satisfactory to Seller.

ARTICLE  XIII.

SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES

          13.01 Survival of Representations and Warranties . Except as provided in Section 13.02, the representations, warranties, covenants and agreements of each of the parties hereto contained in this Agreement and in the certificates to be delivered by Seller and the Stockholders pursuant to
     Section 11.03 and by Purchaser pursuant to Section 12.03 will survive the Closing Date (a) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to the representations and warranties contained in Sections 5.01, 5.02, 5.03, 5.09, 5.11 (but only insofar as Section 5.11 relates to Environmental Laws), 5.12, 5.18, 5.19, 6.01, 6.03, 7.01, 7.02 and 7.07, (b) until eighteen (18) months following the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed prior to the Closing Date or
     (c) with respect to each other covenant or agreement contained in this Agreement, for a period of twelve (12) months following the last date on which such covenant is to be performed or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a), (b) or (c) above will continue to survive if a Claim Notice shall have been timely given under Article XIV on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XIV.

          13.02 Termination of Certain Representations and Warranties . Anything in this Agreement to the contrary notwithstanding, if the Stock Election is given, the representations, warranties, covenants and agreements of Seller contained in this Agreement will terminate at, and not survive, the Closing Date; but such termination shall not affect the obligations of the Stockholders hereunder.

ARTICLE  XIV.

INDEMNIFICATION

          14.01  Indemnification.

          (a)  Seller  and  the  Stockholders,  jointly   and  severally,  shall
     indemnify  Purchaser,  its  Affiliates  and  their   respective   officers,
     directors, employees and agents in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (a) any misrepresentation, breach of warranty or breach of any covenant or agreement on the part of Seller contained in this Agreement or in the certificate to be delivered by Seller pursuant to Section 11.03 or (ii) any Excluded Liability (without regard to whether or not the Stock Election is given). Seller and the Stockholders will have no obligation to indemnify Purchaser with respect to the matters described in this Section 14.01(a) until the total of all Damages with respect to such matters exceeds $50,000 and then only for the amount by which such Damages exceeds $50,000. Thereafter, Seller and the Stockholders will, jointly and severally, be obligated to indemnify Purchaser up to a maximum aggregate amount equal to either (i) the Asset Purchase Price in the event the Asset Election is given, or (ii) the Stock Purchase Price in the event the Stock Election is given (after which point the Seller and the Stockholders will have no obligation to indemnify the Purchaser from and against and further Damages).

          (b) Each Stockholder, severally and not jointly, shall indemnify Purchaser, its Affiliates and their respective officers, directors, employees and agents in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty contained in
     Article VI or any breach of any covenant or agreement on the part of such Stockholder (and not of any other Stockholder) contained in this Agreement or in the certificate to be delivered by such Stockholder pursuant to
     Section  11.03.

          (c) Purchaser shall indemnify Seller (provided, however, that Seller shall not be so indemnified if the Stock Election is given) and each Stockholder, their Affiliates and their respective officers, directors, employees and agents in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or breach of any covenant or agreement on the part of Purchaser contained in this Agreement or in the certificate delivered by Purchaser pursuant to Section 12.03 or
     (ii) if the Stock Election is not given, any Assumed Liability. Purchaser will have no obligation to indemnify Seller and the Stockholders with respect to the matters described in Section 14.01(c) until the total of all Damages with respect to such matters exceeds $50,000 and then only for the amount by which such Damages exceed $50,000. Thereafter, Purchaser will be obligated to indemnify Seller and the Stockholders up to a maximum aggregate amount equal to $1,000,000.

          14.02 Method of Asserting Claims . The party making a claim under this
     Article XIV is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article XIV is referred to as the "Indemnifying Party." All claims by any Indemnified Party under this
     Article  XIV  shall  be  asserted  and  resolved  as  follows:

          (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall promptly notify in writing the Indemnifying Party of such claim or demand, specifying the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim and demand; the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the
     Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party shall have the right to control the defense of such claim or demand and shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects to defend a claim or demand, the Indemnified Party shall not pay or settle such claim or demand without the consent of the Indemnifying Party.

          (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

          (c) After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article XIV, the affected parties each agree to retain all books and records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any party hereunder and designated as confidential by the party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

ARTICLE  XV.

TERMINATION

          15.01  Termination  .  This  Agreement  shall  terminate  as  follows:

          (a) on the day following the Option Expiration Date in the event that the Option Exercise Notice is not delivered on or prior to the Option Expiration Date in accordance with Section 1.03;

          (b)  at any time by mutual written consent of Purchaser and Seller; or

          (c) by either party by giving written notice to the other party at any time prior to the Closing Date in the event the other party has breached any representation, warranty, covenant or other agreement contained in this Agreement in any material respect and the breach has continued without cure for a period of thirty (30) days after the notice of the breach (provided that the party giving such notice is not also in breach of any provision of this Agreement at the time such notice is given).

          15.02 Effect of Termination . If this Agreement is validly terminated pursuant to Section 15.01, (a) this Agreement will forthwith become null and void, except that the provisions with respect to expenses in Sections
     17.02 and confidentiality in Section 17.04 will continue to apply following any such termination, and (b) there will be no liability or obligation on the part of Seller, the Stockholders or Purchaser (or any of their Affiliates or their respective officers, directors, employees or agents); provided, however, that if such termination shall result from a willful breach by a party of the provisions contained in this Agreement, such party shall remain fully liable for any and all Losses sustained by the other parties hereto as a result of such breach.

ARTICLE  XVI.

DEFINITIONS

          16.01 Definitions . (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

          "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "Agreement" means this Option and Acquisition Agreement and the Exhibits and the Schedules hereto, as the same shall be amended from time to time.

          "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial benefit interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or any child or sibling of such Person or of such Person's spouse.

          "Books and Records" means all files, documents, instruments, papers, books and records, including without limitation ledgers, journals, deeds, title policies, contracts and other agreements, licenses, computer files and programs, retrieval programs and environmental studies and plans, financial statements, Tax Returns and related work papers and letters from accountants, and the Minute Books.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York and Ohio are authorized or obligated to close.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

          "Closing"  means  the  closing  of  the  transactions  contemplated by
     Article II, or, if the Stock Election is given, the transactions contemplated by Article III.

          "Closing Date" means (a) the fifth Business Day after the day on which the conditions precedent to the transactions contemplated by the Option Exercise Notice and the Stock Election, if given, as specified in Articles XI and XII shall be satisfied or waived, or (b) such other date as Purchaser and Seller (or, if the Stock Election is given, the Stockholders' Representative) mutually agree upon in writing.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Company Plan" means any written or unwritten plan, fund, program, understanding, policy, arrangement, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether formal or informal, whether for the benefit of a single individual or more than one individual whether or not subject to ERISA, which is in the nature of
     (a) an employee pension benefit plan (as defined in ERISA 3(2)), (b) an employee welfare benefit plan (as defined in ERISA 3(l)) or (c) on incentive, deferred compensation, or other benefit arrangement for employees, former employees, independent contractors, former independent contractors or their dependents or their beneficiaries.

          "Contract" means any contracts, agreements, understandings, leases, evidences of Indebtedness, mortgages, indentures, commitments, security agreements or other legally binding arrangements.

          "Database License Agreement" means the Database License Agreement dated November 11, 1996 between Purchaser and Seller.

          "Damages" means the amount of any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees) whether or not involving a third party claim.

          "EEOC"  means  the  Equal  Employment  Opportunity  Commission.

          "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Hazardous Material) into the environment (including without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Hazardous Material), including, without limitation, CERCLA, the Resource Conservation and Recovery Act, as amended, and the rules and regulations promulgated thereunder and any similar state statute, as such Environmental Laws are enacted and in effect on or prior to the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which Seller is a member and which is treated as a single employer under Section 414 of the Code.

          "Financial  Statement  Date"  means  December  31,  1997.

          "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period.

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes," hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

          "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Intangible Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, operating and applications computer software (including object and source codes), and related documentation, databases, know how, technical knowledge, trade secrets, secret formulas, customer lists, business and marketing plans, inventions, copyrights and copyright rights, and all pending applications for and registrations of patents, trademarks, service marks and copyrights, both foreign and domestic.

          "IRS"  means  the  United  States  Internal  Revenue  Service.

          "Knowledge of Seller and the Stockholders" means the knowledge of each Stockholder and each officer and director of Seller after due inquiry; provided, however, that knowledge of _______________ means __________'s actual knowledge.

          "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "Liens" means any mortgage, pledge, security interest, lien or other encumbrance.

          "Loss" means any and all damages, fines, penalties, deficiencies, losses, expenses (including without limitation reasonable fees of attorneys), liens and other obligations.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Assets" means, as of any date, the amount by which (i) the Assets as of such date exceed (ii) the Assumed Liabilities as of such date; provided, however, that if the Stock Election is given, Net Assets shall mean the amount by which (i) the total assets of Seller as of such date exceed (ii) the total liabilities of Seller as of such date. Net Assets shall be calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "OSHA"  means  the  Occupational  Safety  and  Health  Administration.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and
     (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to materially adversely affect the use of the property subject to such Lien or the value of such property.

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Revenue  Payment" means an amount in cash equal to the product of (a)
     (i) the number of customers of the Business on the Closing Date determined by reference to the Revenue Statement multiplied by (ii) the average annual revenue per customer of the Business for the System, exclusive of Revenues from the sale or leasing of equipment by Seller, determined by reference to the Revenue Statement and (b) 1.66.

          "Revenue Statement" means the statement of Revenues to be attached hereto on the Closing Date as Exhibit E, which will contain the calculation of the Revenues of the Business, the number of customers of the Business and the average annual revenue per customer of the Business, which shall be prepared in the form of, and shall be agreed upon pursuant to the procedure set forth on, Exhibit F attached hereto.

          "Revenues" means gross income from all licenses and sales of the System, exclusive of (i) income earned from the sale or leasing of equipment, (ii) earned sales commissions, (iii) receivables more than ninety (90) days past due, (iv) shipping and handling charges and (v) Taxes.

          "Tax Returns" means any return, report, information return or other document filed or required to be filed with any federal, state, local or foreign Governmental or Regulatory Authority in connection with the determination, assessment or collection of any Taxes.

          "Taxes" means any and all federal, state, local or foreign taxes of any kind (together with any interest, penalties, or additional amounts imposed on or with respect thereto) imposed by any government or taxing authority including without limitation, all federal, state, foreign and local income, profits, franchise, sales, use, occupation, property, excise, ad valorem, employment or other taxes.

          "Transfer" shall mean the making of any sale, exchange, assignment or gift of the granting of any security interest, pledge or other encumbrance in, or of the creation of, any voting trust or other agreement or arrangement with respect to the transfer of voting rights in, the Shares, or the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title or interest or possession in or to the Shares.

          "Transfer Taxes" means any sales, use, transfer, real property transfer, recording, stock transfer and other similar taxes and fees.

          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively;
     (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of Seller. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

ARTICLE  XVII.

MISCELLANEOUS

          17.01 Notices . All notices, requests, consents, waivers and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to Seller or the Stockholders, to:


     Comp-Est, Inc.
     635  Park  Meadow  Road,  #2
     Westerville,  Ohio  43081
     Facsimile  No.:  (614)  891-1453
     Attn:  Mr.  Chris  Trevethan

     with  a  copy  to:

     Squire,  Sanders  &  Dempsey,  L.L.P.
     1300  Huntington  Center
     41  South  High  Street
     Columbus,  Ohio  43215
     Facsimile  No:  (614)  365-2499
     Attn:  C.  Craig  Woods,  Esq.

     If  to  Purchaser,  to:

     Motor  Information  Systems  Division,
     Hearst  Business  Publishing,  Inc.
     5600  Crooks  Road
     Troy,  Michigan  48098
     Facsimile  No.:  248-828-3509
     Attn:  Vice  President  and  General  Manager

     with copies to:

     The Hearst Corporation
     Office of the General Counsel
     959 Eighth Avenue New
     York, New York 10019
     Facsimile No.: 212-649-2035
     Attn: General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

          17.02 Entire Agreement . This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

          17.03 Expenses . Whether or not the transactions contemplated by this Agreement shall be consummated, except as expressly provided herein, each of the parties hereto shall pay its own expenses (including, without limitation, attorney's and accountants' fees and out-of-pocket expenses) incident to this Agreement and the transactions contemplated hereby.

          17.04 Public Announcements; Confidentiality . No publicity release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by any party hereto or its Affiliates without advance approval thereof by each of the other parties hereto. While this Agreement is in effect and after this Agreement terminates, each party hereto and its Affiliates shall keep confidential, and shall not disclose, the terms of this Agreement to any other Person without the prior written consent of each other party hereto unless (i) the disclosure is in response to legal order or subpoena, (ii) the terms are readily ascertainable from pubic or published information, or trade sources (without violation of the foregoing provisions of this sentence), (iii) the disclosure is (A) in connection with any Action or Proceeding in respect of this Agreement or
     (B) to a Governmental or Regulatory Authority the filing with or consent of which is required in connection with the transactions contemplated by this Agreement or (iv) the disclosure is to any officer, director, employee or agents of any party hereto or of any of its Affiliates and such Person needs to know such information for purposes of consummating the transactions contemplated by or the performance of this Agreement, provided that the disclosing party shall use its best efforts to cause such officer, director, employee or agent to hold such information in confidence. Notwithstanding anything herein to the contrary, Purchaser, Seller and the Stockholders agree that Purchaser shall be entitled to disclose such of the terms of this Agreement as it deems appropriate, in its sole discretion, to any of its value added resellers, provided that the Purchaser shall use its best efforts to cause any value added reseller receiving such information to hold such information in confidence.

          17.05 Further Assurances . At any time and from time to time after the Closing Date at the request of Purchaser, and without further consideration, Seller and the Stockholders shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to Purchaser, the Assets or the Shares, as the case may be, and to put Purchaser in actual possession and control of the Assets and to assist Purchaser with in exercising all rights with respect thereto.

          17.06 Waiver . Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

          17.07 Amendment . This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          17.08 The Third Party Beneficiary . The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XIV.

          17.09 No Assignment; Binding Effect . Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Notwithstanding the preceding sentence, Purchaser may assign any or all of its rights, interests and obligations hereunder to
     (a) any successor in interest, prior to the Closing, to all or substantially all of the assets and properties of Purchaser or (b) any wholly-owned subsidiary of Purchaser or any such successor, in each case without the consent of (but with notice to) Seller or the Stockholders; provided, however, that Purchaser shall remain primarily liable hereunder following each such assignment referred to in clause (a) or clause (b). This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

          17.10 Headings . The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          17.11  Stockholders'  Representative.

          (a) Each Stockholder hereby irrevocably constitutes and appoints Trevethan (in such capacity, "Stockholders' Representative") as such Stockholder's attorney-in-fact and agent in connection with all actions to be taken by the Stockholders pursuant to Section 3.02, Section 4.01 and Articles XII and XIV (including the settlement of indemnification claims and the decision to pursue legal action against other Persons on behalf of the Stockholders).

          (b)  Each  Stockholder  hereby  agrees  that:

               (i) in all matters in which action by the Stockholders' Representative is required or permitted, the Stockholders'
          Representative is authorized to act on behalf of such Stockholder, notwithstanding any dispute or disagreement among the Stockholders or between any Stockholder and the Stockholders' Representative, and Purchaser shall be entitled to rely on any and all action taken by the Stockholders' Representative under this Agreement without any liability to, or obligation to inquire of, any of the other Stockholders, notwithstanding any knowledge on the part of Purchaser of any such dispute or disagreement;

               (ii) notice to the Stockholders' Representative, delivered in the manner provided in Section 17.01, shall be deemed to be notice to all Stockholders for the purposes of this Agreement; and

               (iii) the power and authority of the Stockholders' Representative, as described in this Agreement, shall continue in force until all rights and obligations of the Stockholders under this Agreement shall have terminated, expired or been fully performed.

          (c)  Each  Stockholder  shall  severally  indemnify  the Stockholders'
     Representative against any Losses (except such as result from such Stockholders' Representative's gross negligence or willful misconduct) that such Stockholder may suffer or incur in connection with any action or omission of such person as the Stockholders' Representative. The Stockholders' Representative shall not be liable to any Stockholder with respect to any action or omission taken or omitted to be taken by the Stockholders' Representative pursuant to this Section 17.11, except for the Stockholders' Representative's gross negligence or willful misconduct.

          17.12 Invalid Provisions . If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully sever able, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          17.13 Governing Law . This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

          17.14 Counterparts . This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


HEARST  BUSINESS  PUBLISHING,  INC.

By:    /s/ Richard P. Malloch
       ----------------------
Name:  Richard P. Malloch
Title: Vice President


COMP-EST,  INC.

By:    /s/ Chris Trevathan
       -----------------------
Name:  Chris Trevathan
Title: President